Exhibit 99.1

NUVERRA ANNOUNCES FIRST QUARTER 2017 RESULTS
SCOTTSDALE, AZ (May 8, 2017) - Nuverra Environmental Solutions, Inc. (OTCPK: NESCQ) (“Nuverra”, the “Company”, “we”, “us” or “our”) today announced financial and operating results for the first quarter ended March 31, 2017.
SUMMARY OF QUARTERLY RESULTS

•	First quarter revenue was $ 39.2 million, an increase of approximately 9.6%, or $3.4 million, when compared with revenue of $35.8 million in the fourth quarter of 2016.

•	Total costs and expenses, adjusted for special items, were $53.0 million, or a 10.6% increase when compared with $48.0 million in the fourth quarter of 2016.

•
Loss from continuing operations for the first quarter was $36.0 million, or a loss of $0.24 per diluted share, compared with a loss from continuing operations of $61.3 million, or a loss of $0.45 per diluted share, in the fourth quarter of 2016.

•
Adjusted EBITDA from continuing operations for the first quarter was $(0.8) million, a decrease of $3.3 million compared with adjusted EBITDA from continuing operations of $2.5 million in the fourth quarter of 2016.

FIRST QUARTER 2017 RESULTS
First quarter revenue was $39.2 million, an increase of $3.4 million, or 9.6%, from $35.8 million in the fourth quarter of 2016. Although rig counts are beginning to increase in 2017 compared to those operating during the same period in 2016, there is a lag in revenue relative to newly added rigs, reactivating equipment, and rehiring drivers. Additionally, revenues in early 2016 were still influenced by higher rig counts at the end of 2015. These factors have led to lower non-rental revenue as compared to the same period in the prior year. In the first quarter of 2016, the Company reported revenue of $47.0 million.
Total costs and expenses, adjusted for special items, were $53.0 million, a 10.6% increase compared with total costs and expenses, adjusted for special items, of $48.0 million in the fourth quarter of 2016. The Company reported total costs and expenses, adjusted for special items, of $61.3 million in the first quarter of 2016.
On a year-over-year comparison with the first quarter of 2016, the $8.3 million reduction in total costs and expenses, adjusted for special items, was primarily attributable to:

•	A $5.0 million decrease in direct operating expenses, including a decrease in payroll and payroll related expenses from a 22.9% year-over-year reduction in headcount;

•
A $3.0 million decrease in depreciation and amortization expenses due to reductions in capital spending and the sale of underutilized or non-core assets as a result of lower activities by our customers; and

•	A $0.3 million decrease in general and administrative expenses.

For the first quarter of 2017, the Company reported a net loss from continuing operations of $36.0 million, or a loss of $0.24 per diluted share. Special items in the first quarter totaled approximately $8.1 million and included $5.7 million for capital re-organization costs and a $1.6 million loss on the change in fair value of the derivative warrant liability. Additionally, special items included net losses on sales of underutilized assets, non-recurring legal and professional fees, and stock-based compensation expense. Excluding the impact of these special items, first quarter 2017 adjusted loss from continuing operations was $27.9 million, or a loss of $0.18 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $26.0 million, or a loss of $0.19 per diluted share, in the fourth quarter of 2016. The Company reported a loss from continuing operations, adjusted for special items, of $26.4 million, or a loss of $0.95 per diluted share, in the first quarter of 2016.
Adjusted EBITDA from continuing operations for the first quarter was $(0.8) million, a decrease of $3.3 million compared with $2.5 million in the fourth quarter of 2016. First quarter adjusted EBITDA margin from continuing operations was (2.0)%, compared with 7.1% in the fourth quarter of 2016. The Company reported adjusted EBITDA from continuing operations of $1.6 million and an adjusted EBITDA margin from continuing operations of 3.3% in the first quarter of 2016.

CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations for the three months ended March 31, 2017 was $7.3 million, while capital expenditures net of asset sales from continuing operations used cash of $0.7 million. For the three months ended March 31, 2017, free cash flow (defined as net cash used in or provided by operating activities, less purchases of property, plant and equipment net of proceeds received from sales of property, plant and equipment) was negative at $7.9 million, compared with positive free cash flow of $2.6 million during the three months ended March 31, 2016.
As of March 31, 2017, total debt outstanding was $500.8 million, including $40.4 million of 9.875% Senior Notes due 2018 (the “2018 Notes”), $355.6 million of 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), $62.7 million under a term loan (the “Term Loan”), $31.2 million under our asset-based revolving credit facility (the “ABL Facility”), and $10.9 million in capital leases and notes payable. The Company has subsequently commenced a restructuring under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") that is expected to significantly reduce the Company’s debt, as described in more detail in a press release and Form 8-K filing dated May 1, 2017.
The maturity date of our ABL Facility occurred on March 31, 2017, and, as a result, all commitments under the ABL Facility have been terminated, the lenders under the ABL Facility have no obligation to provide additional loans or otherwise extend credit under the ABL Facility, and all obligations under the ABL Facility are due and payable. As we have not repaid all outstanding obligations under the ABL Facility, we are in default under the ABL Facility and the lenders under the ABL Facility are entitled to exercise their rights and remedies. In addition, the default under the ABL Facility constituted an event of cross default under the Term Loan and the indentures governing our 2018 Notes and 2021 Notes, and the filing of the Plan (defined herein) constituted an event of default that accelerated the Company’s obligations under the ABL Facility, Term Loan, indenture governing the 2018 Notes, indenture governing the 2021 Notes, and note issued in connection with the acquisition of the remaining 49% interest in Appalachian Water Services, LLC (the “AWS Note”). We do not have sufficient liquidity to repay the obligations under the ABL Facility, Term Loan, indentures governing our 2018 Notes and 2021 Notes, or the AWS Note; however, the filing of the Plan automatically stayed any efforts to enforce such payment obligations under the Company’s debt instruments.
As previously disclosed, in order to address our liquidity issues and provide for a restructuring of our indebtedness to improve our long-term capital structure, on April 9, 2017, the Company and its subsidiaries (collectively, the “Nuverra Parties”) entered into a Restructuring Support Agreement, which was amended on April 20, 2017 and April 28, 2017 (the “Restructuring Support Agreement”) with holders of 100% of the existing Term Loan debt and approximately 86% of the Company’s 2021 Notes (the “Supporting Noteholders”). Under the Restructuring Support Agreement, the Supporting Noteholders agreed, subject to certain terms and conditions, to support a financial restructuring of the Nuverra Parties (the “Restructuring”) pursuant to prepackaged plans of reorganization (together, the “Plan”) in a case commenced under chapter 11 of the Bankruptcy Code. Among other terms and conditions, the Restructuring Support Agreement provided for interim financing to us prior to the filing of the Plan, debtor in possession financing during the chapter 11 proceeding of $44.0 million, a $150.0 million rights offering and, if necessary, exit financing to fund required disbursements under the Plan. We anticipate that the Restructuring will provide us with sufficient liquidity to continue our operations; however, there can be no assurances to that effect.
On May 1, 2017, the Nuverra Parties filed voluntary petitions under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to pursue the Plan. The Nuverra Parties’ chapter 11 cases are being jointly administered under the caption In re Nuverra Environmental Solutions, Inc., et al. (Case Nos. 17-10949 through 1710962). No trustee has been appointed, and the Nuverra Parties will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. We expect to continue our operations without interruption during the pendency of the chapter 11 cases, but there can be no assurances.
On May 2, 2017, to assure ordinary course operations, the Bankruptcy Court entered an interim order (the "DIP Order") approving on an interim basis a variety of “first day” motions seeking various relief and authorizing the Nuverra Parties to maintain their operations in the ordinary course. The DIP Order, among other things, authorized the Nuverra Parties to (i) enter into, execute, and deliver a debtor-in-possession revolving credit facility (the “DIP Revolving Facility”) and a debtor-in-possession term loan agreement (the “DIP Term Loan Agreement”), and (ii) borrow, on an interim basis, $2.5 million under the DIP Term Loan Agreement, $10.0 million under the DIP Revolving Facility in the aggregate, and $7.5 million under the DIP Term Loan Agreement in the aggregate (including the $2.5 million initial advance made on the May 3, 2017) during the interim period before the Bankruptcy Court considers entry of the DIP Order on a final basis. The Bankruptcy Court set a hearing for May 31, 2017 to consider approval of the DIP Order on a final basis.

About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: risks and uncertainties associated with the restructuring process, including our inability to obtain confirmation of a plan under chapter 11 of the United States Bankruptcy Code; failure to successfully consummate the restructuring to improve our liquidity and long-term capital structure, and to address our debt service obligations; failure to timely satisfy certain conditions and milestones under the restructuring support agreement; our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our chapter 11 filing; difficulties encountered in restructuring our debt in the chapter 11 bankruptcy proceeding, including our ability to obtain approval of the bankruptcy court with respect to motions or other requests made to the bankruptcy court, including maintaining strategic control as debtor-in-possession; the bankruptcy court's rulings in our chapter 11 cases and the outcome of our chapter 11 cases in general; the effects of the restructuring on the Company and the interests of various constituents, including the holders of our common stock and notes; the length of time that the Company will operate under chapter 11 protection and the availability of financing during the pendency of the proceedings; the ability to successfully execute our restructuring plan and consummate the bankruptcy proceeding; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our debtor-in-possession financing; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
Non-rental revenue	$35,418	$44,026
Rental revenue	3,805	2,949
Total revenue	39,223	46,975
Costs and expenses:
Direct operating expenses	34,289	38,617
General and administrative expenses	12,359	7,452
Depreciation and amortization	12,871	15,845
Total costs and expenses	59,519	61,914
Operating loss	(20,296)	(14,939)
Interest expense, net	(14,208)	(12,045)
Other (expense) income, net	(1,458)	158
Loss on extinguishment of debt	—	(390)
Loss from continuing operations before income taxes	(35,962)	(27,216)
Income tax expense	—	(55)
Loss from continuing operations	(35,962)	(27,271)
Income from discontinued operations, net of income taxes	—	55
Net loss attributable to common shareholders	$(35,962)	$(27,216)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.24)	$(0.98)
Basic and diluted income from discontinued operations	—	—
Net loss per basic and diluted common share	$(0.24)	$(0.98)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	150,934	27,907

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$191	$994
Restricted cash	1,341	1,420
Accounts receivable, net	23,479	23,795
Inventories	4,120	2,464
Prepaid expenses and other receivables	5,449	3,516
Other current assets	167	107
Assets held for sale	1,688	1,182
Total current assets	36,435	33,478
Property, plant and equipment, net	279,070	294,179
Equity investments	67	73
Intangibles, net	13,788	14,310
Other assets	440	564
Total assets	$329,800	$342,604
Liabilities and Shareholders' Deficit
Accounts payable	$6,286	$4,047
Accrued liabilities	22,861	18,787
Current contingent consideration	—	—
Current portion of long-term debt	483,175	465,835
Derivative warrant liability	5,916	4,298
Total current liabilities	518,238	492,967
Deferred income taxes	495	495
Long-term debt	3,618	5,956
Long-term contingent consideration	8,500	8,500
Other long-term liabilities	3,670	3,752
Total liabilities	534,521	511,670
Commitments and contingencies
Shareholders' deficit:
Common stock	152	152
Additional paid-in capital	1,408,176	1,407,867
Treasury stock	(19,809)	(19,807)
Accumulated deficit	(1,593,240)	(1,557,278)
Total shareholders' deficit	(204,721)	(169,066)
Total liabilities and shareholders' deficit	$329,800	$342,604

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(35,962)	$(27,216)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on the sale of TFI	—	(55)
Depreciation and amortization of intangible assets	12,871	15,845
Amortization of debt issuance costs, net	1,756	1,157
Accrued interest added to debt principal	6,340	—
Stock-based compensation	309	368
Loss (gain) on disposal of property, plant and equipment	49	(1,057)
Bad debt expense	778	217
Change in fair value of derivative warrant liability	1,618	—
Loss on extinguishment of debt	—	390
Deferred income taxes	—	25
Other, net	56	(88)
Changes in operating assets and liabilities:
Accounts receivable	(462)	11,114
Prepaid expenses and other receivables	(433)	(634)
Accounts payable and accrued liabilities	5,872	4,924
Other assets and liabilities, net	(78)	(2,425)
Net cash (used in) provided by operating activities	(7,286)	2,565
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	371	1,449
Purchases of property, plant and equipment	(1,029)	(1,421)
Change in restricted cash	79	(200)
Net cash used in investing activities	(579)	(172)
Cash flows from financing activities:
Proceeds from revolving credit facility	48,536	12,409
Payments on revolving credit facility	(40,006)	(51,968)
Payments for debt issuance costs	—	(426)
Payments on vehicle financing and other financing activities	(1,468)	(1,687)
Net cash provided by (used in) financing activities	7,062	(41,672)
Net decrease in cash and cash equivalents	(803)	(39,279)
Cash and cash equivalents - beginning of period	994	39,309
Cash and cash equivalents - end of period	$191	$30

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended
	March 31,
	2017	2016
Loss from continuing operations	$(35,962)	$(27,271)
Depreciation and amortization	12,871	15,845
Interest expense, net	14,208	12,045
Income tax expense	—	55
EBITDA	(8,883)	674
Adjustments:
Transaction-related costs, including earnout adjustments, net	—	(119)
Stock-based compensation	309	368
Change in fair value of derivative warrant liability	1,618	—
Capital reorganization costs	5,702	—
Legal and environmental costs, net	419	1,475
Restructuring, exit and other costs	—	(172)
Loss on extinguishment of debt	—	390
Loss (gain) on disposal of assets	49	(1,057)
Adjusted EBITDA from continuing operations	(786)	1,559
Adjusted EBITDA from discontinued operations	—	—
Total Adjusted EBITDA	$(786)	$1,559

Reconciliation of Loss from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended
	March 31,
	2017	2016
Income from discontinued operations	$—	$55
Income tax expense	—	—
EBITDA from discontinued operations	—	55
Adjustments:
Transaction-related costs	—	—
Gain on sale of TFI	—	(55)
Adjusted EBITDA from discontinued operations	$—	$—

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended March 31, 2017	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,285	$7,757	$7,181	$—	$39,223
Direct operating expenses	21,232	7,957	5,100	—	34,289
General and administrative expenses	1,947	769	1,031	8,612	12,359
Depreciation and amortization	6,785	2,513	3,519	54	12,871
Operating loss	(5,679)	(3,482)	(2,469)	(8,666)	(20,296)
Operating margin %	(23.4)%	(44.9)%	(34.4)%	NA	(51.7)%
Loss from continuing operations before income taxes	(5,701)	(3,602)	(2,527)	(24,132)	(35,962)

Loss from continuing operations	(5,701)	(3,602)	(2,527)	(24,132)	(35,962)
Depreciation and amortization	6,785	2,513	3,519	54	12,871
Interest expense, net	82	120	58	13,948	14,208
Income tax expense	—	—	—	—	—
EBITDA	$1,166	$(969)	$1,050	$(10,130)	$(8,883)

Adjustments, net	190	48	222	7,637	8,097
Adjusted EBITDA from continuing operations	$1,356	$(921)	$1,272	$(2,493)	$(786)
Adjusted EBITDA margin %	5.6%	(11.9)%	17.7%	NA	(2.0)%

Three months ended March 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,905	$12,777	$9,293	$—	$46,975
Direct operating expenses	19,558	11,568	7,491	—	38,617
General and administrative expenses	1,852	1,190	920	3,490	7,452
Depreciation and amortization	8,079	3,883	3,814	69	15,845
Operating loss	(4,584)	(3,864)	(2,932)	(3,559)	(14,939)
Operating margin %	(18.4)%	(30.2)%	(31.6)%	NA	(31.8)%
Loss from continuing operations before income taxes	(4,652)	(3,931)	(2,926)	(15,707)	(27,216)

Loss from continuing operations	(4,652)	(3,931)	(2,926)	(15,762)	(27,271)
Depreciation and amortization	8,079	3,883	3,814	69	15,845
Interest expense, net	98	141	48	11,758	12,045
Income tax expense	—	—	—	55	55
EBITDA	$3,525	$93	$936	$(3,880)	$674

Adjustments, net	186	(284)	(348)	1,331	885
Adjusted EBITDA from continuing operations	$3,711	$(191)	$588	$(2,549)	$1,559
Adjusted EBITDA margin %	14.9%	(1.5)%	6.3%	NA	3.3%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended March 31, 2017
	As Reported	Special Items		As Adjusted
Revenue	$39,223	$—		$39,223
Direct operating expenses	34,289	(49)	[A]	34,240
General and administrative expenses	12,359	(6,430)	[B]	5,929
Total costs and expenses	59,519	(6,479)	[C]	53,040
Operating loss	(20,296)	6,479	[C]	(13,817)
Loss from continuing operations	(35,962)	8,097	[D]	(27,865)

Basic and diluted loss from continuing operations	$(0.24)			$(0.18)

Loss from continuing operations	$(35,962)			$(27,865)
Depreciation and amortization	12,871			12,871
Interest expense, net	14,208			14,208
Income tax expense	—			—
EBITDA and Adjusted EBITDA from continuing operations	$(8,883)			$(786)

Description of 2017 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses, non-routine professional fees and $5.7 million for capital re-organization costs.
[C]	Primarily includes the aforementioned adjustments.
[D]
Primarily includes the aforementioned adjustments along with a loss of $1.6 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended March 31, 2017 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended March 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$46,975	$—		$46,975
Direct operating expenses	38,617	638	[E]	39,255
General and administrative expenses	7,452	(1,261)	[F]	6,191
Total costs and expenses	61,914	(623)	[G]	61,291
Operating loss	(14,939)	623	[G]	(14,316)
Loss from continuing operations	(27,271)	887	[H]	(26,384)

Basic and diluted loss from continuing operations	$(0.98)			$(0.95)

Loss from continuing operations	$(27,271)			$(26,384)
Depreciation and amortization	15,845			15,845
Interest expense, net	12,045			12,045
Income tax expense	55			53
EBITDA and Adjusted EBITDA from continuing operations	$674			$1,559

Description of 2016 Special Items:
[E]	Special items primarily includes gain on sale for the disposal of certain transportation related assets, offset by severance and environmental clean-up charges.
[F]	Primarily attributable to stock-based compensation and non-routine litigation expenses associated with the Company's 2016 debt restructuring.
[G]	Primarily includes the aforementioned adjustments.
[H]
Primarily includes the aforementioned adjustments along with a charge of $0.4 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our amended ABL Credit Facility; and a reduction in the fair value of contingent consideration of $0.1 million in the three months ended March 31, 2016. Additionally, our effective tax rate for the three months ended March 31, 2016 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Three Months Ended
	March 31,
	2017	2016
Net cash (used in) provided by operating activities	$(7,286)	$2,565
Less: net cash capital expenditures [1]	(658)	28
Free Cash Flow	$(7,944)	$2,593

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment